EXHIBIT 32.2

Certification of Principal Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Josh Stocks, Principal Financial Officer, of Dynamic Energy Alliance Corporation (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period September 30, 2013 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 19, 2013	By:	/s/ Josh Stocks
Josh Stocks
Principal Financial Officer

* A signed original of this written statement required by Section 906 has been provided to Dynamic Energy Alliance Corporation and will be retained by Dynamic Energy Alliance Corporation and furnished to the Securities Exchange Commission or its staff upon request.